EXHIBIT to SUB ITEM 77I: Terms of New or Amended Securities

77I (b) Neuberger Berman Real Estate Income Fund Inc.
issued auction preferred shares. The definitive prospectus describing this class of shares pursuant to
Item 10 of Form N 2 was filed with the Securities and Exchange Commission under Rule 497 on February 5, 2003 and is hereby incorporated by reference fromthat filing.